ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Government Money Market Fund (formerly known as Columbia Variable Portfolio – Cash Management Fund)

Effective May 1, 2016, the Fund made certain changes to its principal investment strategies and investment policies to allow it to qualify and operate as a government money market fund. Such revised principal investment strategies and policies are described in a supplement, dated February 12, 2016, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 12, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-461608), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio – CenterSquare Real Estate Fund (formerly known as Variable Portfolio – Morgan Stanley Global Real Estate Fund)

Effective June 1, 2016, the Fund made certain changes to its principal investment strategies and investment policies, including revisions to the 80% investment policy. Such revised principal investment strategies and policies are described in a supplement, dated March 22, 2016, to the Fund’s prospectus filed with the Securities and Exchange Commission on March 22, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-513033), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio - MFS® Blended Research® Core Equity Fund (formerly known as Variable Portfolio – Sit Dividend Growth Fund)

Effective May 1, 2016, the Fund made certain changes to its principal investment strategies and investment policies, including revisions to the 80% investment policy. Such revised principal investment strategies and policies are described in a supplement, dated February 12, 2016, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 12, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-461608), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio – Morgan Stanley Advantage Fund (formerly known as Variable Portfolio – Holland Large Cap Growth Fund)

Effective May 1, 2016, the Fund made certain changes to its principal investment strategies and investment policies, including the removal of an 80% investment policy and the revision of certain investment limits. Such revised principal investment strategies and policies are described in a supplement, dated February 12, 2016, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 12, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-461608), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio – Oppenheimer International Growth Fund (formerly known as Variable Portfolio – Invesco International Growth Fund)

Effective May 1, 2016, the Fund made certain changes to its principal investment strategies and investment policies. Such revised principal investment strategies and policies are described in a supplement, dated February 12, 2016, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 12, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-461608), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.